SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 1, 2001

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)
One Hancock Plaza, 2510 14th Street,
Gulfport, Mississippi                           39501
(Address of principal executive offices)     (Zip code)

(228) 868-4000
(Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

        Hancock Holding Company (“Hancock”) files this Current Report on Form 8-K for the purpose of updating the description of its securities registered under the Securities Exchange Act of 1934, as amended (Commission File No. 0-13089), which was originally set forth in Hancock’s Registration Statement on Form 8-K12G3 dated December 31, 1984, to read in its entirety as follows:

Description of Hancock Holding Company Common Stock

Authorized and Outstanding Stock

         Hancock has authority to issue 75,000,000 shares of common stock, par value $3.33 per share.

        Holders of Hancock common stock are entitled to one vote for each share held of record on all matters voted on by shareholders. Hancock stockholders do not have cumulative voting rights in the election of directors.

        Holders of Hancock common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding-up of the affairs of Hancock, holders of common stock are entitled to receive pro rata all of the assets of Hancock available for distribution to shareholders. Holders of common stock have no subscription, redemption, sinking fund, conversion or preemptive rights. The outstanding shares of common stock are fully paid and nonassessable.

Change of Control

        Certain provisions of the Hancock Articles of Incorporation (“Hancock Articles”) and Bylaws may have the effect of preventing, discouraging or delaying any change in control of Hancock which may (or may not) be in the best interest of the majority of the shareholders.

Supermajority Vote.

        The Hancock Articles contain provisions regarding the vote required to approve certain business combinations or other significant corporate transactions involving Hancock and a substantial shareholder. Mississippi law generally requires the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting to approve a merger, consolidation or dissolution of Hancock or a disposition of all or substantially all of its assets. Hancock’s Articles raise the required affirmative vote to 80% of the total number of votes entitled to be cast to approve these and other significant transactions (“business combinations”) if a “Substantial

Shareholder” (as defined) is a party to the transaction or its percentage equity interest in Hancock will be increased by the transaction. Two-thirds of the whole Board of Directors (“Hancock Board”) may, in all such cases, determine not to require such 80% vote, but only if a majority of the directors making such determination are “Continuing Directors” (as defined). Such determination may only be made before the Substantial Shareholder in question achieves such status.

        A “Substantial Shareholder” generally is defined as the “beneficial owner” of more than 10% of the outstanding shares of stock of Hancock entitled to vote in the election of directors. “Beneficial ownership” generally is defined in accordance with Rule 13d-3 under the Exchange Act, and a Substantial Shareholder is also deemed to beneficially own shares owned, directly or indirectly, by an “affiliate” or “associate” of the Substantial Shareholder, as well as (i) shares which it or any such “affiliate” or “associate” has a right to acquire, (ii) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities held by the Substantial Shareholder and (iii) shares beneficially owned by any other person with whom the Substantial Shareholder or any of his “affiliates” or “associates” acts as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of Hancock.

        A “business combination” includes, but is not limited to, a merger or consolidation involving Hancock or any of its subsidiaries and a Substantial Shareholder; a sale, lease or other disposition of a “substantial part” of the assets of Hancock or any of its subsidiaries (i.e., assets constituting in excess of 10% of the book value of the total consolidated assets of Hancock) to a Substantial Shareholder; an issuance of equity securities of Hancock or any of its subsidiaries to a Substantial Shareholder for consideration aggregating $5 million or more; a liquidation or dissolution of Hancock; and a reclassification or recapitalization of securities of Hancock or any of its subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of a Substantial Shareholder in any class of equity securities of Hancock or such subsidiary.

        The foregoing provisions may not be amended or repealed without the affirmative vote of 80% or more of the votes entitled to be cast by all holders of voting shares (which 80% vote must also include the affirmative vote of a majority of the votes entitled to be cast by all holders of voting shares not beneficially owned by any Substantial Shareholder).

        The supermajority voting provisions may have the effect of discouraging any takeover or change in control of Hancock. If the holders of a majority of Hancock’s outstanding common stock desire a takeover or change in control, and if such takeover or change in control is opposed by Hancock management, the above provisions could be used to thwart the desires of such majority.

Directors.

         The Hancock Articles provide that: (i) the number of Hancock directors shall be fixed from time to time by Bylaw adopted by a majority of the Hancock Board (but in no event less than nine); (ii) vacancies on the Hancock Board may be filled only by the remaining directors; (iii) directors may be removed only for cause; (iv) a majority of the number of directors that constitutes the whole Hancock Board constitutes a quorum for the transaction of business; (v) if a quorum is present when a vote is taken, then except as provided otherwise in the Hancock Articles, the affirmative vote of a majority of the directors present will be the act of the Hancock Board; (vi) regular meetings of the Hancock Board may be held without notice; and (vii) special meetings of the Hancock Board may be preceded by at least two days notice. ___ Under the Mississippi Business Corporations Act, the shareholders must approve any proposal by the Hancock Board to increase or decrease by more than 30% the number of directors last approved by the shareholders. These provisions may not be amended or repealed without the approval of the holders of two-thirds of the outstanding Hancock stock.

        The Hancock Board may consist of not less than nine persons, as set from time to time by the Hancock Board, and currently consists of nine members. The Hancock Board is divided into three classes, as nearly equal in number as possible, with members of each class to serve for three years and with one class being elected each year.

        These provisions may have the effect of making it more difficult for shareholders to replace or add directors, or to otherwise influence actions taken by directors, which may discourage attempts to acquire control of Hancock which may (or may not) be in the best interest of the majority of the shareholders.

Shareholder Stock Purchase Rights.

        On February 21, 1997 the Hancock Board declared a dividend of one common stock purchase right (a “Right”) for each outstanding share of Hancock’s common stock. In addition, all shares of Hancock common stock issued since this date have been or will be accompanied by a Right. Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from Hancock one share of stock.

        The Rights are not currently exercisable, but will become exercisable at an exercise price of 50% of the current market price of the Hancock stock upon the public announcement that a person or group of persons has acquired 10% or more of the outstanding Hancock stock (the “Stock Acquisition Date”), or upon the announcement or commencement of a tender or exchange offer, without the prior approval of Hancock’s Board if at any time following the Stock Acquisition Date (i) Hancock is acquired in a merger of other business combination and Hancock is not the surviving corporation, (ii) any person or group effects a share exchange or merger with Hancock and all or part of Hancock’s stock is converted or exchanged for securities, cash or property of any other person or group, (iii) 50% or more of Hancock’s assets or earning power is sold or transferred, then, in each such case, each holder of a Right shall have the right to receive, upon exercise, that number of shares of common stock of the acquiring person purchasable for the purchase price at a price of 50% of the current market value of such shares. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of Hancock to treat each shareholder on a fair and equal basis.

        The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Hancock on terms not approved by Hancock’s Board. The Rights should not interfere with any merger of other business combination approved by the Hancock Board prior to the time that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Hancock stock, or has been determined to be an adverse person, because until such time the Rights may be redeemed by Hancock at $0.01 per Right.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2001
                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:/s/ Carl J. Chaney
                                        --------------------------------
                                           Carl J. Chaney
                                           Chief Financial Officer